EXHIBIT 99.1

The ExOne Company Reports $9.2 Million of Revenue in the Second Quarter of 2013

  Revenue increased by $4.5 million, or 97%, over prior-year second quarter
  Gross margin improved to 45%, from 33% in the second quarter of the prior year
  Second quarter net loss attributable to ExOne reduced to $1.1 million from last year's second quarter $3.6 million net loss
  Company confirms 2013 guidance at lower end of revenue range and higher end of gross margin range

NORTH HUNTINGDON, Pa., Aug. 13, 2013 (GLOBE NEWSWIRE) -- The ExOne Company (Nasdaq:XONE) ("ExOne" or "the Company"), a global provider of three-dimensional ("3D") printing machines and printed products to industrial customers, reported financial results today for its 2013 second quarter, which ended June 30, 2013.

Revenue for the second quarter of 2013 was $9.2 million compared with revenue of $4.7 million for the second quarter of 2012, an increase of $4.5 million, or 97%. Net loss attributable to ExOne for the second quarter of 2013 was $1.1 million, or $0.08 per diluted share, compared with a net loss attributable to ExOne of $3.6 million for the second quarter of 2012, an improvement of $2.5 million.

Revenue Growth—Driven by Stronger Sales of 3D Printing Machines
($ in millions)

	For the Quarter Ended
	June 30,
	2013		2012
Revenue by Product Line
3D Printing Machines and Micromachinery	$5.8	63.0%	$1.5	31.9%
3D Printed Products, Materials and Other ("PSC")	$3.4	37.0%	$3.2	68.1%
Total Revenue	$9.2	100.0%	$4.7	100.0%

During the second quarter of 2013, machine revenue was $5.8 million.  Four S-Max™ platform machines, the largest of the Company's 3D printing machines, were sold in the quarter. One machine was sold to customers in each of Japan, India, Russia and the U.S. and machine revenue represented 63% of total revenue in the 2013 second quarter. One S-Max™ machine was sold in the prior-year second quarter.

Production Service Center ("PSC") revenue for the 2013 second quarter was approximately $3.4 million, up 6%, or $0.2 million, over the prior-year second quarter. PSC revenue represented 37% of total revenue in the 2013 second quarter.

Reduced Operating Loss—Driven by Machine Sales Volume

Gross profit was $4.2 million in the second quarter of 2013, an improvement of $2.7 million compared with gross profit of $1.5 million in the second quarter of 2012. Gross profit as a percent of sales was 45.3% in the second quarter of 2013 compared with 32.6% in the second quarter of 2012. Gross profit and gross margin for the second quarter of 2013 improved on volume, favorable sales mix and enhanced productivity in the Company's PSCs.

Operating loss for the second quarter of 2013 was $1.0 million compared with an operating loss of $3.1 million in the second quarter of 2012, an improvement of $2.1 million. Selling, general and administrative ("SG&A") expenses for the second quarter of 2013 were $3.9 million, compared with $4.3 million in the prior-year second quarter. The 2012 second quarter SG&A included a $1.8 million equity-based compensation charge. Research and development ("R&D") expenses for the second quarter of 2013 increased by $0.9 million to $1.3 million, in support of the Company's materials qualification and machine technology enhancements.

Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") was a loss of $0.3 million in the second quarter of 2013, improved from a loss of $2.7 million in the second quarter of 2012. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of operating performance. See the attached tables for important disclosures regarding the Company's use of Adjusted EBITDA as well as a reconciliation of net loss attributable to ExOne to Adjusted EBITDA for both the quarter and six-month periods ended June 30, 2013 and 2012.

First Half 2013 Review—Demonstrates Favorable Momentum

Revenue for the six-month period ended June 30, 2013 was $17.2 million, up $9.8 million, or 132%, compared with $7.4 million in the prior-year period, driven primarily by machine sales as well as growth in PSC revenue globally.

First half gross profit was $7.0 million, up $4.7 million compared with the last year's first half of $2.3 million. Gross profit as a percentage of sales improved to 40.9% in the first half of 2013, a 930 basis point improvement over 31.6% in last year's first half.  SG&A expense for the first six months of 2013 was $7.5 million, up $1.6 million from the prior-year period. R&D expense was $2.1 million in the first half of 2013, compared with $0.8 million in the first half of 2012, reflecting the Company's investments in growth.

Operating loss for the first half of 2013 was $2.6 million, improved from a loss of $4.4 million during the comparable prior-year period.  Net loss attributable to ExOne was $3.0 million, or $0.27 per diluted share, for the first half of 2013 compared with $5.1 million for the first half of 2012.

Strategy and Outlook

Mr. S. Kent Rockwell, Chairman and CEO, noted, "We believe our results continue to demonstrate the effective execution of our growth strategies. We are increasing machine sales, expanding our PSC network and building our material and binders portfolio. We believe ExOne remains distinctively positioned as a leading industrial provider of 3D printing machines and printed products, and we expect demand to continue to increase."

The Company anticipates that its 2013 revenue will be at the lower end of its previous guidance of $48 million to $52 million. The Company's expectations are based on no additional micromachine (laser drilling machine) sales in 2013 and timing of year-end shipments. Further, the weakening of the Japanese yen relative to the U.S. dollar has impacted full year revenue expectations.  ExOne anticipates that its 2013 gross margin will be at the higher end of its previous guidance of 42% to 46%. Lastly, ExOne expects 2013 operating expenses to be at the upper end of its previous guidance of $18 million to $21 million.

Approximately $40 million to $50 million in growth investments for manufacturing capacity and PSC development are planned for 2013 and 2014. This includes approximately $20 million for the recently announced expansion and consolidation of the Company's German operations.

Webcast and Conference Call

ExOne will host a conference call and live webcast Wednesday, August 14th at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the second quarter and discuss ExOne's corporate strategies and outlook. A question-and-answer session will follow.   The teleconference can be accessed by calling (201) 689-8471. The webcast can be monitored on the Company's website at www.exone.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the teleconference through Wednesday, August 21, 2013. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 417130. An archive of the webcast will be available on the Company's website at www.exone.com and will include a transcript, once available.

About ExOne

ExOne is a global provider of 3D printing machines and printed products to industrial customers. ExOne's business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in‐house 3D printing machines. ExOne offers pre‐production collaboration and prints products through Production Service Centers, which are located in the United States, Germany and Japan.  ExOne builds 3D printing machines at its facilities in the United States and Germany.  ExOne also supplies the associated products, including consumables and replacement parts, and services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "typically," "anticipates," "believes," "appears," "could," "plan," and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, energy and other industrial products; the impact of disruption of our manufacturing facilities or PSCs; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; and the adequacy of our protection of our intellectual property, and other factors disclosed in the Company's Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

The ExOne Company
Condensed Statement of Consolidated Operations and Comprehensive Loss
($ in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue	$9,230	$4,676	$17,164	$7,398
Cost of sales	5,049	3,153	10,145	5,059
Gross profit	4,181	1,523	7,019	2,339

Operating expenses
Research and development	1,276	348	2,132	832
Selling, general and administrative	3,908	4,262	7,476	5,948
	5,184	4,610	9,608	6,780

Loss from operations	(1,003)	(3,087)	(2,589)	(4,441)

Other (income) expense
Interest expense	50	110	280	308
Other (income) expense - net	(5)	18	(64)	(27)
	45	128	216	281

Loss before income taxes	(1,048)	(3,215)	(2,805)	(4,722)

Provision for income taxes*	72	246	91	234

Net loss	(1,120)	(3,461)	(2,896)	(4,956)

Less: Net income attributable to noncontrolling interests	--	148	138	182
Net loss attributable to ExOne	$ (1,120)	$ (3,609)	$ (3,034)	$ (5,138)

Net loss attributable to ExOne per common share*:
Basic	$ (0.08)	N/A	$ (0.27)	N/A
Diluted	(0.08)	N/A	(0.27)	N/A

Comprehensive loss:
Net loss attributable to ExOne	$ (1,120)	$ (3,609)	$ (3,034)	$ (5,138)
Other comprehensive loss:
Foreign currency translation adjustments	(616)	(257)	(757)	(317)
Comprehensive loss	(1,736)	(3,866)	(3,791)	(5,455)

Comprehensive loss attributable to ExOne	$ (1,736)	$ (3,866)	$ (3,791)	$ (5,455)

* Information is not comparable for the quarter and six months ended June 30, 2012 as a result of the reorganization of the company as a corporation on January 1, 2013.

The ExOne Company
Condensed Consolidated Balance Sheets
($ in thousands) (unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$64,550	$2,802
Accounts receivable - net of allowance of $75 (2013) and $83 (2012)	5,672	8,413
Inventories - net	8,765	7,485
Prepaid expenses and other current assets	2,346	1,543
Total current assets	81,333	20,243
Property and equipment – net (Including amounts attributable to consolidated variable interest entities of $5,567 at December 31, 2012)	14,309	12,467
Deferred income taxes	--	178
Other noncurrent assets	476	187
Total assets	$96,118	$33,075
Liabilities
Current liabilities:
Line of credit	$ --	$528
Demand note payable to member	--	8,666
Current portion of long-term debt (Including amounts attributable to consolidated variable interest entities of $1,913 at December 31, 2012)	124	2,028
Current portion of capital and financing leases	507	920
Accounts payable	1,387	2,451
Accrued expenses and other current liabilities	4,660	4,436
Preferred unit dividends payable	--	1,437
Deferred income taxes	--	178
Deferred revenue and customer prepayments	1,980	4,281
Total current liabilities	8,658	24,925
Long-term debt - net of current portion(Including amounts attributable to consolidated variable interest entities of $3,150 at December 31, 2012)	2,146	5,669
Capital and financing leases - net of current portion	722	1,949
Other noncurrent liabilities	398	491
Total liabilities	11,924	33,034
Commitments and contingencies
Stockholders' / Members' Equity (Deficit)
ExOne stockholders' / members' deficit:
Common stock, $0.01 par value, 200,000,000 shares authorized, 13,281,608 shares issued and outstanding	133	--
Additional paid-in capital	88,026	--
Accumulated deficit	(3,034)	--
Preferred units, $1.00 par value, 18,983,602 units issued and outstanding	--	18,984
Common units, $1.00 par value, 10,000,000 units issued and outstanding	--	10,000
Members' deficit	--	(31,355)
Accumulated other comprehensive loss	(931)	(174)
Total ExOne stockholders' / members' equity (deficit)	84,194	(2,545)
Noncontrolling interests	--	2,586
Total stockholders' / members' equity	84,194	41
Total liabilities and stockholders' / members' equity	$96,118	$33,075

The ExOne Company
Condensed Statement of Consolidated Cash Flows
($ in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2013	2012
Operating activities
Net loss	$ (2,896)	$ (4,956)
Adjustments to reconcile net loss to cash used for operations:
Depreciation	1,096	805
Equity-based compensation	311	1,785
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
(Increase) decrease in accounts receivable	2,589	(2,082)
(Increase) decrease in inventories	(2,542)	(3,989)
(Increase) decrease in prepaid expenses and other assets	(1,804)	(673)
Increase (decrease) in accounts payable	(1,461)	841
Increase (decrease) in accrued expenses and other liabilities	217	(226)
Increase (decrease) in deferred revenue and customer prepayments	(2,643)	997
Cash used for operating activities	(7,133)	(7,498)

Investing activities
Capital expenditures	(1,548)	(1,518)
Deconsolidation of noncontrolling interests in variable interest entities	(2,327)	--
Cash used for investing activities	(3,875)	(1,518)

Financing activities
Net proceeds from issuance of common stock	91,083	--
Net change in line of credit borrowings	(528)	913
Net change in demand note payable to member	(9,885)	5,479
Proceeds from financing leases	--	985
Payments on long-term debt	(5,427)	(996)
Payments on capital and financing leases	(1,905)	(239)
Payment of preferred stock dividends	(456)	--
Cash provided by financing activities	72,882	6,142

Effect of exchange rate changes on cash and cash equivalents	(126)	(28)

Net change in cash and cash equivalents	61,748	(2,902)
Cash and cash equivalents at beginning of period	2,802	3,496

Cash and cash equivalents at end of period	$64,550	$594

The ExOne Company
Additional Information
(unaudited)

Machine Sales by Type

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

S-Max™	4	1	6	1
S-Print™	--	--	1	--
M-Lab™	--	--	1	--
Orion™	--	--	1	--
	4	1	9	1

The ExOne Company
Adjusted EBITDA Reconciliation
($ in thousands)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net loss attributable to ExOne	$ (1,120)	$ (3,609)	$ (3,034)	$ (5,138)

Net income attributable to noncontrolling interests	--	148	138	182
Interest expense	50	110	280	308
Provision for income taxes	72	246	91	234
Depreciation	524	421	1,096	805
Equity-based compensation*	200	--	311	--
Other (income) expense - net	(5)	18	(64)	(27)

Adjusted EBITDA	(279)	(2,666)	(1,182)	(3,636)

*As noted above, amounts reflected for equity-based compensation relate solely to expense incurred in connection with equity-based awards granted under ExOne's 2013 Equity Incentive Plan. During both the quarter and six months ended June 30, 2012, we incurred $1,785 of equity-based compensation expense related to the sale of common units by the majority member of the former limited liability company to another existing member of the former limited liability company. As this transaction is not a part of ExOne's 2013 Equity Incentive Plan, the Company has elected not to consider the related equity-based compensation in measuring Adjusted EBITDA for the respective 2012 periods.

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net income (loss) attributable to ExOne (as calculated under accounting principles generally accepted in the United States ("GAAP")) plus net income (loss) of noncontrolling interests, provision (benefit) for income taxes, interest expense, depreciation, equity-based compensation associated with its 2013 Equity Incentive Plan and other (income) expense - net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission (SEC), is intended as a supplemental measure of ExOne's performance that is not required by, or presented in accordance with, GAAP.  Adjusted EBITDA should not be considered as an alternative to net income (loss) attributable to ExOne or any other performance measure derived in accordance with GAAP. The Company's presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne's financial performance. Although Adjusted EBITDA is not necessarily a measure of the Company's ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne's performance with the performance of other companies that report Adjusted EBITDA. ExOne's calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

CONTACT: Media:
         Nicole McEwen
         Marketing Director
         (724) 765-1328
         nicole.mcewen@exone.com

         Investors:
         John Irvin
         Chief Financial Officer
         (724) 765-1310
         john.irvin@exone.com

         Deborah K. Pawlowski
         Kei Advisors LLC
         (716) 843-3908
         dpawlowski@keiadvisors.com